UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 1, 2007
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02(e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          Developers Diversified Realty Corporation (the “Company”) maintains or will maintain a number of equity-based award plans (the “Plans”) that provide for the grant of common shares, without par value (the “Common Shares”), of the Company and performance awards, and effective December 1, 2007, the Company implemented the 2007 Supplemental Equity Program (the “Program”) in furtherance of the authority to make such grants. The Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company will administer the Program in accordance with the Plans. The Program provides for the grant of awards to participants in the Program designated by the Committee (the “Grantees”) that will be earned based on the achievement of certain performance goals over a specified period of time.
          The Program creates an award pool that will be earned only if the actual total return on the Common Shares during the relevant measurement period exceeds the Minimum Return. The Minimum Return is the greater of (a) a deemed return on the Common Shares, including the sum of all cash dividends paid with each such dividend deemed to be reinvested as of the ex-dividend date, equal to a 9% annual rate compounded as of the last day of each November during the measurement period, and (b) a deemed return on the Common Shares, including the sum of all cash dividends paid with each such dividend deemed to be reinvested as of the ex-dividend date, equal to the total return of the FTSE NAREIT Equity Index (Total index that includes reinvested dividends) during the measurement period. The actual total return on the Common Shares during the measurement period will be based on (a) the price of a Common Share as of the last day of a measurement period plus the sum of all cash dividends on a Common Share during the measurement period with each such dividend being deemed reinvested in Common Shares as of the ex-dividend date minus (b) the closing price of a Common Share on November 30, 2007 (the “Company Total Return”). The price of a common share as of the last day of a measurement period (the “Share Price”) will be the greater of (i) the average closing price of a Common Share as reported on the New York Stock Exchange over the 20 trading days ending on the relevant valuation date and (ii) the closing price of a Common Share as reported on the New York Stock Exchange on the trading day immediately preceding the relevant valuation date; provided, however, that for purposes of a valuation date that is the date of a Change in Control (as defined in the Program), the Share Price will mean the final price per Common Share agreed upon by the parties to the Change in Control. If the Company issues additional Common Shares other than pursuant to employee compensation arrangements, including any equity-based award plan, the Minimum Return and the Company Total Return on those Common Shares and the amount of any award pool payable with respect to those shares will be calculated from the date of issuance of those shares.
          Subject to adjustment if the Company issues additional Common Shares other than pursuant to employee compensation arrangements, the award pool will be an amount not to exceed the product of (a) 7.5% multiplied by (b) the product of (i) the amount by which the Company Total Return exceeds the Minimum Return times (ii) the number of weighted average outstanding shares during the relevant measurement period calculated on a fully diluted basis on a Funds from Operations basis. On each valuation date occurring on and after November 30, 2010, the award pool will be reduced by the total value of all shares (or cash) previously awarded pursuant to the Program. The maximum award pool on any valuation date equals (a) the product of (i) 1.5% times (ii) the Share Price on such valuation date times (iii) the number of outstanding Common Shares on such valuation date determined on a fully diluted basis on a Funds from Operations basis minus (b) the total value of all shares (or cash), if any, previously awarded pursuant to the Program.
          A measurement period means each period commencing on December 1, 2007 and ending on a valuation date, with a valuation date meaning each of (i) prior to November 30, 2010, the earlier of (A) the last day of any thirty consecutive calendar day period during which, on each day in that period, the award pool would have equaled the maximum award pool; provided, however, that there shall be no more than one valuation date determined pursuant to clause (A) in any plan year, and (B) the date on which a Change in Control occurs, (ii) November 30, 2010, (iii) after November 30, 2010 to and including November 30, 2011, the earlier of (Y) November 30, 2011 and (Z) the date on which a Change in Control occurs, and (iv) after November 30, 2011, the earlier of (A) November 30, 2012 (the “final valuation date”) and (B) the date on which a Change in Control occurs. A “plan year” means each period of twelve consecutive months during the measurement period starting on December 1st and ending on November 30th.

          If for any measurement period, the Company Total Return exceeds the Minimum Return, then the Company will grant to each Grantee in respect of an award a number of shares equal to the number of shares (rounded up to the nearest whole number) determined by (i) first multiplying the applicable award pool by the percentage of the award pool to which the Grantee is entitled and (ii) then dividing such product by the Share Price. If during a measurement period, the Grantee dies or becomes Disabled (as defined in the Program), or the employment of the Grantee is terminated by the Company without Cause (as defined in the Program), the Grantee will retain the right to receive a grant of shares in respect of an award with respect to that measurement period, and the number of shares granted with respect to an award will be pro rated based on the number of days during which the Grantee was employed during the measurement period. In such event, the Grantee will immediately forfeit any and all rights to receive a grant with respect to all subsequent measurement periods.
          Any shares granted with respect to a measurement period will vest in equal annual installments on each vesting date occurring after the end of such measurement period through and including December 15, 2012, so long as the Grantee remains in continuous employment with the Company through such vesting date other than by reason of death, Disability or termination of employment without Cause. All unvested shares that have not been previously forfeited will vest immediately upon a Change in Control. In the Committee’s sole discretion it may determine that a Grantee’s termination of employment followed by his or her simultaneous entry into a consulting or consulting-type relationship with the Company constitutes continuous employment with the Company for purposes of the Program. Under the terms of the Program, the term “vesting date” means (i) if a valuation date is determined other than by reference to a Change in Control, then each December 15th succeeding such valuation date to and including December 15, 2012 and (ii) if the valuation date is the date on which a Change in Control occurs, the valuation date.
          If the Grantee’s employment with the Company is terminated for Cause during any measurement period or in the event the Grantee voluntarily terminates his or her employment with the Company for any reason during any measurement period, the Grantee will immediately forfeit any and all rights to receive an award with respect to such measurement period and all subsequent measurement periods, and any and all rights the Grantee had in, or may have had to, the Program and all unearned and unvested Common Shares awarded to the Grantee under the Program will terminate.
          The Company will issue to the Grantee (or to the estate, guardian or beneficiary of the Grantee, as the case may be) any vested Common Shares underlying an award or an amount of cash equal to the award value, at the Company’s option, as soon as reasonably practicable following the applicable vesting date.
          No Grantee will have any rights as a shareholder of the Company (including, without limitation, the right to receive dividends or voting rights) with respect to the award or the shares granted in respect of an award until the date on which a stock certificate (or certificates) representing such shares is issued; provided, however, that the Grantee will have the right to receive dividends with respect to shares that have been earned by performance but have not yet vested.
          The initial percentages of the award pool to which each Grantee who is a named executive officer will be entitled is as follows:

Name	Percentage of Award Pool

Scott A. Wolstein, Chief Executive Officer and Chairman of the Board	30.0%
Daniel B. Hurwitz, President and Chief Operating Officer	18.0%
David Oakes, Executive Vice President of Finance and Chief Investment Officer	6.0%
Joan U. Allgood, Executive Vice President	2.4%
William H. Schafer, Executive Vice President and Chief Financial Officer	2.4%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation (Registrant)
Date: December 6, 2007	By:	/s/ William H. Schafer
William H. Schafer
Executive Vice President and Chief Financial Officer